UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2013

BANC OF CALIFORNIA, INC.

(Exact name of Registrant as specified in its Charter)

Maryland	001-35522	04-3639825
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

18500 Von Karman Avenue, Suite 1100, Irvine, California		92612
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 236-5211

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

The sole purpose of this amendment on Form 8-K/A to the Current Report on Form 8-K (the “Original Form 8-K”) filed on October 10, 2013 by Banc of California, Inc. is to correct the items used in the Original Form 8-K by reporting under Item 8.01 the information that was reported under Item 2.01 in the Original Form 8-K.

Item 8.01 Other Events.

On October 4, 2013, Banc of California, Inc.’s (the “Company”) wholly-owned subsidiary, Pacific Trust Bank, FSB (the “Bank”), completed the sale of eight legacy branches and related assets and deposit liabilities to AmericanWest Bank, a Washington state chartered bank (“AWB”). The terms of the branch sale are set forth in the definitive agreement dated May 31, 2013 entered into between the Bank and AWB (the “Agreement”), which was previously included as Exhibit 10.1 to a Current Report on Form 8-K filed on June 3, 2013 describing the assets purchased, liabilities assumed and transaction consideration.

The branches that the Bank sold are located in the following Southern California cities and counties:

(a) Riverside County: Riverside (two branches) and Temecula (one branch),

(b) San Diego County: Chula Vista (two branches), El Cajon (one branch) and San Diego (one branch located in Clairemont), and

(c) Los Angeles County: Lakewood (one branch).

At the close of the transaction and pursuant to the terms of the Agreement, AWB assumed certain liabilities and obligations of the branches, and the Bank sold and transferred to AWB certain owned real property for three branch locations, as well as leasehold and other interests for the other five branch locations, together with furniture, fixtures and equipment.

On October 9, 2013, the Company issued a press release announcing the Bank’s sale of the eight legacy branches. A copy of the press release is attached as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANC OF CALIFORNIA, INC.

Date: February 10, 2014	By:	/s/ Richard Herrin

Richard Herrin
Executive Vice President, Chief Administrative Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Banc of California, Inc. dated October 9, 2013 (included as Exhibit 99.1 to the Form 8-K filed by Banc of California, Inc. on October 10, 2013 and incorporated herein by reference)

4